UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2016

AMERI METRO, INC

(Exact name of registrant as specified in its charter)

Delaware	000-54546	45-1877342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd. York, PA 17402

(Address of principal executive offices) (Zip Code)

717-701-7726

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

EXPLANATORY NOTE

We are filing this Amendment on Form 8-K/A to include the Exhibits that were not filed with the 8-K filed on May 12, 2016. These Exhibits exceeded the amount of space allowed on the SEC website template. No other sections were affected.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.36

Michigan COAST-TO-COAST PASSENGER RAIL Documents

10.37

New York Washington HS Rail Corridor Documents

10.38

Port of Ostia Inc. Ann Charles International Cargo Airport Brazoria Tx Indentures Documents

10.39

Texas International Trade Corridor Documents

10.40

Ameri Metro AMGTI Overview Report

10.41

Land Purchase Agreement

10.42

Master Consulting Agreement

10.43

Master Trustee Agreement

10.44

Virginia Crescent Line

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERI METRO, INC.

By:  /s/ Debra A Mathias      .

Date: May 12, 2016

Name:  Debra A Mathias

Title: Chief Executive Officer.

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